[UMC Letterhead]

                                           Confidential   Treatment   Requested.



                                                                    26 June 1996

Alliance Semiconductor Corporation
3099 N. First Street
San Jose, CA 95134
Attention: N.D. Reddy, President
fax (408) 383-4990; fon (408) 383-4900

S3 Incorporated
2770 San Thomas Expressway
Santa Clara, CA 95051
Attention: Terry Holdt, President
fax (408) 980-5445; fon (408) 980-5400

Dear Dan and Terry:

         We greatly appreciated the chance to discuss with you the various issues during our telephone conference today. On behalf of UMC and USC, I would like to confirm the agreements we reached.

         First, S3, Alliance and UMC each committed to enter binding purchase orders with USC for wafers in their respective amounts according to the "W/O Plan By Customer" dated June 24, 1996. For your convenience, a duplicate copy of this wafer purchase commitment is attached.

        Second, at the request of S3 and Alliance and based on the above capacity commitments, UMC agreed to "finance" their respective final installments under the Foundry Venture Agreement. In particular, S3 and Alliance each confirmed that they will pay one-half of their current commitments for receipt in Taiwan on or before July 4, 1996. This means S3 will pay NTD 700 Million; Alliance will pay NTD 450 Million. UMC will purchase the remainder of the shares, in an amount equal to a total of NTD 2.85 Billion.

        As part of this arrangement, UMC agreed to extend S3 and Alliance an option to "repurchase" before the end of 1996, the shares involved in the one-half reduction as described above. In particular, upon advance written notice, S3 will have the option to purchase from UMC up to 70 Million standard shares of USC, and Alliance will have the option to purchase from UMC up to 45 Million standard shares. As discussed, the purchase price under these options will

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


be at NTD 10 per share, plus interest on the total purchase amount. This interest will be calculated at a cumulative rate of 8.5% [CONFIDENTIAL MATERIAL DELETED*] with interest accruing as of July 4, 1996. As agreed, UMC will keep these options open until the end of this year, but the options will expire if not fully exercised (including full payment for the shares involved) prior to December 31, 1996. Alliance and S3 can exercise these options all at once, or in installments, and thus can select their closing dates (so long as they occur before the end of 1996) at times which they find convenient.

         UMC also agreed that through the end of 1996, S3 may retain its production capacity percentage of 31.25% and Alliance may retain its production capacity percentage of 25%. Of course, to the extent Alliance and S3 exercise their options in full, these capacity allocations will continue as described under the Foundry Capacity and Foundry Venture Agreements.

         We are quite pleased with the cooperation shown in these agreements, and request that you confirm our arrangements in the space provided below. Of course, we will forward the formal stock purchase agreements (incorporating the changes discussed today) later this week.

                                        Your sincerely,


                                        /s/
                                        Robert H.C. Tsao



Agreed on behalf of Alliance Semiconductor


/s/
N.D. Reddy, President


Agreed on behalf of S3 Incorporated:


/s/
Terry Holdt, President


* Confidential treatment requested for deleted material. All such deleted material has been filed separately with the Commission pursuant to Rule 24b-2 promulgated under the Exchange Act ("Rule 24b-2").

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

                                                                                                             DATE:  6/24/1996

                                                    W/O PLAN BY CUSTOMER

                                                                                                                     UNIT:PCS

- ------------------ ------------- ------------- ------------- -------------- ------------- ------------- -------------
Customer/          Jun           Jul           Aug           Sep            Oct           Nov           Dec
Mon
- ------------------ ------------- ------------- ------------- -------------- ------------- ------------- -------------
UMC
- ------------------
S3
- ------------------
ALLIANCE                         [CONFIDENTIAL MATERIAL DELETED*]
- ------------------
TOTAL
- ------------------
CAPACITY
- ------------------
LOADING
(%)
- ------------------ ------------- ------------- ------------- -------------- ------------- ------------- -------------

* Confidential treatment requested for deleted material. All such deleted material has been filed separately with the Commission pursuant to Rule 24b-2.


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